EXHIBIT 99.1

Closing Press Release

Latham Group, Inc. Announces Closing of Initial Public Offering Including Exercise in Full of the Underwriters’ Option to Purchase Additional Shares

LATHAM, N.Y. – April 27, 2021 – Latham Group, Inc. (“Latham” or the “Company”) today announced the closing of its previously announced initial public offering of 20,000,000 shares of its common stock, at a price to the public of $19.00 per share. The Company also announced that the underwriters exercised in full their option to purchase an additional 3,000,000 shares. The sale of the additional 3,000,000 shares was also completed today. The shares began trading on the Nasdaq Global Select Market on April 23, 2021, under the ticker symbol “SWIM.”

Latham sold a total of 23,000,000 shares in its initial public offering and received gross proceeds of approximately $437.0 million. Latham used the net proceeds from the initial public offering to repay certain indebtedness under certain credit facilities, including its term and revolving credit facility indebtedness, to purchase shares of common stock from its principal stockholders and a current employee who is not an executive officer or a director of the Company and to pay fees and expenses in connection with the offering. Latham intends to use the remaining net proceeds for general corporate purposes.

Barclays, BofA Securities, Morgan Stanley and Goldman Sachs & Co. LLC acted as joint lead book-running managers for the offering. Nomura, William Blair, Baird, KeyBanc Capital Markets and Truist Securities also served as bookrunners for the initial public offering.

A registration statement relating to this offering was declared effective by the Securities and Exchange Commission on April 22, 2021. The offering was made only by means of a prospectus, copies of which may be obtained from any of the following sources: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: barclaysprospectus@broadridge.com, tel: (888) 603-5847; BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor Charlotte, NC 28255-0001 Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014; or Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes "forward looking information," including with respect to the initial public offering. These statements are made through the use of words or phrases such as "will" or "expect" and similar words and expressions of the future, including in respect to the use of proceeds from the initial public offering. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under "Risk Factors" in the preliminary prospectus and elsewhere in the Company's filings with the SEC, which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

About Latham Group, Inc.
Latham, the Pool Company™, headquartered in Latham, NY, is the largest designer, manufacturer and marketer of in-ground residential swimming pools in North America, Australia and New Zealand. With a coast-to-coast operations platform consisting of over 2,000 employees across 32 facilities, Latham has sold over 8,700 fiberglass pools in the United States in 2020.

Media Contacts:
Jodie Davis
jodiedavis@lathampool.com
518-396-8576

Nicole Briguet

Edelman for Latham

latham@edelman.com

646-750-7235

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